UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 17, 2007

Targeted Genetics Corporation
(Exact name of registrant as specified in its charter)

Washington	0-23930	91-1549568
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Olive Way, Suite 100, Seattle, Washington	98101
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(206) 623-7612

Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act  (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 17, 2007, the shareholders of Targeted Genetics Corporation (the "Company") approved the amendment and restatement of the Targeted Genetics 1999 Stock Option Plan (the "1999 Plan") to (a) increase the maximum number of shares of the Company's common stock available for issuance under the 1999 Plan to 2,200,000 shares, an increase of 1,250,000 shares, and (b) provide for the issuance of stock appreciation rights, stock grants and stock units, in addition to stock options. The 1999 Plan was renamed the Targeted Genetics Corporation Stock Incentive Plan (the "Stock Incentive Plan"). A copy of the Stock Incentive Plan is attached to this current report as Exhibit 10.1 and is incorporated herein by reference.

On May 17, 2007, the Company's board of directors approved the 2007 restricted stock unit ("RSU") grants under the Stock Incentive Plan to the Company's chief executive officer and its other named executive officers. The following table provides information regarding the RSUs granted to the named executive officers:

Name	Number of Shares Underlying RSUs Granted
H. Stewart Parker, President and Chief Executive Officer	50,000
Barrie J. Carter, Executive Vice President and Chief Scientific Officer	35,000
David J. Poston, Vice President, Finance, Chief Financial Officer and Treasurer	35,000

The RSU grants were made without consideration and will vest in three substantially equal installments on each of May 17, 2008, May 17, 2009 and May 17, 2010, so long as such named executive is providing services to the Company on such dates, which vesting will be accelerated in the event of termination of the named executive's employment without cause or for good reason upon a change of control pursuant to the respective restricted stock unit agreement. The form of restricted stock unit agreement is attached to this current report as Exhibit 10.2 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

10.1	Targeted Genetics Corporation Stock Incentive Plan
10.2	Form of Restricted Stock Unit Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TARGETED GENETICS CORPORATION

By:	/s/ DAVID J. POSTON

David J. Poston Vice President, Finance and Chief Financial Officer

Dated: May 22, 2007

INDEX TO EXHIBITS

Exhibit Number	Description

10.1	Targeted Genetics Corporation Stock Incentive Plan
10.2	Form of Restricted Stock Unit Agreement